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                                                                  Exhibit 10.14


                                 LOAN AGREEMENT


$1,000,000                                                Menlo Park, California
                                                             Date:  May 22, 1997


         The undersigned Odwalla, Inc. ("Borrower"), for value received, hereby promises to pay to SAND HILL CAPITAL LLC ("Sand Hill") at such place as Sand Hill may specify, in lawful money of the United States of America, the principal amount of One Million Dollars ($1,000,000), plus interest on the principal amount hereof from time to time outstanding at a floating rate equal to the lesser of the maximum lawful rate or the reference rate quoted by Bank of America NT&SA plus One and One Half Percent (1.5%) per annum; provided that if Borrower's Adjusted Net Worth (as defined below) is less than Fourteen Million Dollars ($14,000,000), the loan shall bear interest at a per annum rate equal to such reference rate plus Two Percent (2%). Interest shall be payable on the twenty-first day of each month, beginning June 21, 1997, and continuing through May 21, 1998 (the "Maturity Date"), on which day the entire principal balance and all accrued interest shall be immediately due and payable.

         1. Payments. The advance made by Sand Hill to Borrower pursuant to this Agreement and all payments shall be recorded by Sand Hill on the books and records of Sand Hill, which shall be deemed correct absent manifest error. The failure of Sand Hill to record any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Agreement to pay the principal, interest and other amounts due and payable under this Agreement.

         All payments on this Agreement shall be applied first to fees and expenses, then to interest and then to principal. Any principal or interest payments on this Agreement outstanding after the occurrence and during the continuance of a default under this Agreement shall bear interest at a rate equal to Five Percent above the rate otherwise applicable under this Agreement.

         2. Secured Agreement. To secure repayment of all obligations evidenced by this Agreement and performance of all of Borrower's obligations hereunder, Borrower grants Sand Hill a security interest in the property described in Exhibit A attached hereto (the "Collateral"). Borrower shall take such actions as Sand Hill shall reasonably request from time to time to perfect or continue the security interest granted hereunder. Borrower shall not dispose of its property except in the ordinary course of business or encumber any part of its property without Sand Hill's prior written consent.

         3. Representations and Warranties. Borrower represents to Sand Hill as follows: (a) Borrower is not in default under any agreement under which Borrower owes any money, or any agreement, the violation or termination of which could have a material adverse effect on Borrower; (b) Borrower has taken all action necessary to authorize the execution, delivery and performance of this Agreement; (c) except for the security interest granted to Coast Business Credit under a Loan and Security Agreement (the "Coast Agreement") and except for purchase money security interests on particular items of equipment (other than equipment financed by Sand Hill), there are no liens, security interests or other encumbrances on the Collateral; (d) the execution and performance of this Agreement do not conflict with, or constitute a default under, any agreement to which Borrower is party or by which Borrower is bound; (e) the information provided to Sand Hill on or prior to the date of this Agreement is true and correct in all material respects; (f) all financial statements and other information provided to Sand Hill fairly present Borrower's financial condition, and there has not been a material adverse change in the financial condition of Borrower since the date of the most recent of the financial statements submitted to Sand Hill; (g) Borrower is in compliance with all material laws and orders applicable to it; and (h) no representation or other statement made by Borrower to Sand Hill contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Sand Hill not misleading at the time of such representation or statement.

         4. Covenants. (a) Borrower will provide Sand Hill: audited financial statements prepared in accordance with GAAP as soon as available after the end of Borrower's fiscal year; monthly company-prepared



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financial statements within 30 days after the end of each month; and such other financial information as Sand Hill may reasonably request from time to time.

            (b) Borrower will maintain insurance on the Collateral that includes a lender's loss payable endorsement in favor of Sand Hill as an additional loss payee. Borrower will maintain insurance in a form acceptable to Sand Hill relating to the Collateral and Borrower's business in amounts and of a type that are customary to businesses similar to Borrower's.

            (c) Borrower will maintain its corporate existence and good standing and will maintain in force all licenses and agreements, the loss of which could reasonably be expected to have a material adverse effect on Borrower's business. Borrower will comply with all laws and orders, the violation of which could reasonably be expected to have a material adverse effect on Borrower's business.

            (d) Borrower will not merge or consolidate with any person or entity, or make any investments, or dispose of any substantial portion of its assets, in each case outside the ordinary course of Borrower's business without Sand Hill's prior written consent.

            (e) Borrower will maintain a balance of stockholders' equity plus subordinated debt acceptable to Sand Hill less goodwill and non-compete agreements ("Adjusted Net Worth") of not less than Twelve Million Dollars ($12,000,000).

            (f) Borrower will comply with all of the terms of the Coast
Agreement.

         5. Fees and Expenses. Borrower shall pay Sand Hill a facility fee of Five Thousand Dollars ($5,000) on the date of this Agreement, and shall reimburse Sand Hill for all costs and expenses, including reasonable attorneys fees incurred in the preparation of this Agreement and the other documents executed in connection with this Agreement. Borrower shall also deliver a warrant to purchase stock to Sand Hill in a form acceptable to Sand Hill. Borrower shall indemnify Sand Hill for any losses or claims incurred in connection with this Agreement or the transactions contemplated hereby. Borrower shall pay all costs that Sand Hill incurs in enforcing this Agreement or exercising any rights with respect to the Collateral, including without limitation reasonable attorneys fees and expenses.

         6. Events of Default; Remedies. A breach of any representation made under this Agreement, or an Event of Default under the Coast Agreement, or Borrower's failure (i) to pay any part of the principal, interest or other amount due hereunder on the date due and payable or (ii) to comply with any agreement or covenant set forth in this Agreement, or (iii) to comply with the terms of any material contract to which Borrower is a party or any agreement pursuant to which Borrower has incurred indebtedness (including the Coast Agreement), or (iv) to comply with any law to which Borrower is subject, shall constitute a default under this Agreement and, with respect to any default under clauses (ii), (iii) or (iv) that is capable of being cured, Borrower has failed to cure such default within five (5) days of the sooner of the date that an executive officer of Borrower knew or should reasonably have been expected to know of such default or the date on which Sand Hill gives Borrower notice of such default. Upon the occurrence and continuance of a default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Sand Hill, be immediately collectible by or on behalf of Sand Hill, and Sand Hill may exercise all of the rights of a secured party under the California Uniform Commercial Code. Sand Hill shall have a right to dispose of the Collateral in any commercially reasonable manner, and shall have a royalty-free license to use any name, trademark, advertising matter or any property of a similar nature to complete production of, advertisement for, and disposition of any Collateral. Sand Hill shall have a license to enter into, occupy and use Borrower's premises and the Collateral without charge to exercise any of Sand Hill's rights or remedies under this Agreement.

         7. Waivers; Indemnity. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Agreement, and shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses. Borrower shall indemnify and hold Sand Hill harmless from any



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claim, obligation or liability (including without limitation reasonable attorneys fees and expenses) arising out of this Agreement or the transactions contemplated hereby.

         8. JURY WAIVER. SAND HILL AND BORROWER EACH WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

         9. Miscellaneous. This Agreement can not be amended orally. All prior agreements are superseded by this Agreement. Borrower may not assign any obligation hereunder without Sand Hill's consent. Sand Hill may assign or grant a participation of any interest in this Agreement without Borrower's consent. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.


                                       ODWALLA, INC.



                                       By: _____________________________________

                                       Title: __________________________________



                                       SAND HILL CAPITAL LLC



                                       By: _____________________________________

                                       Title: __________________________________




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                                    EXHIBIT A


         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's books relating to the foregoing;

         (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.





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